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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                            FM Precision Golf Corp.
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             (Exact name of registrant as specified in its charter)


                Delaware                                        06-1453896
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(State of incorporation or organization)                      (IRS Employer
                                                            Identification No.)

3490 Clubhouse Drive, Suite 102, Jackson Hole, Wyoming             83001
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      (Address of principal executive offices)                  (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                     Name of each exchange on which
         to be so registered                        each class is registered
         -------------------                     ------------------------------
                None                                         None



Securities to be registered pursuant to Section 12(g) of the Act:


Common Stock, $.001 par value per share
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Registrant's common stock, $.001 par value per share, set forth under the heading "DESCRIPTION OF FMP CAPITAL STOCK" in the Registrant's Proxy Statement/Prospectus ("Registrant's Prospectus"), which is
Part I of the Registrant's Form S-4 Registration Statement No. 333-28841 ("Registrant's Form S-4"), is hereby incorporated by reference.

ITEM 2.  EXHIBITS.

Exhibit 1.

See Articles FOUR, FIVE and SEVEN of the Amended and Restated Certificate of Incorporation of FM Precision Golf Corp. (incorporated by reference to Annex IV to the Registrant's Prospectus).


Exhibit 2.

See Article I, Sections 2.1 and 2.2 of Article II and Section 7.3 of Article VII of the Bylaws of Royal Precision, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Form S-4).

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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                FM PRECISION GOLF CORP.

Date:                                           By: /s/ Christopher A. Johnston
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                                                    Christopher A. Johnston
                                                    President